UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

TYCO ELECTRONICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  OTHER EVENTS

On July 12, 2010, Tyco Electronics Ltd., a Swiss corporation (the “Company”), and the Company’s indirect wholly-owned subsidiary, Tyco Electronics Minnesota, Inc., a Minnesota corporation (the “Purchaser”), entered into an Agreement and Plan of Merger, as amended on July 24, 2010 (the “Merger Agreement”), with ADC Telecommunications, Inc., a Minnesota corporation (“ADC”). Pursuant to the Merger Agreement, the Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of ADC common stock at a purchase price of $12.75 per share in cash (the “Consideration”) to be followed by a merger of the Purchaser with and into ADC.

On December 9, 2010, the Company announced the completion of the Offer. The offering period for the Offer expired at 5:00 p.m., New York City time, on Wednesday, December 8, 2010. According to BNY Mellon Services, the depositary for the Offer, as of that time, approximately 84,333,859 common shares of ADC (excluding approximately 4,794,355 common shares of ADC to be delivered within the next three NASDAQ trading days pursuant to the Notice of Guaranteed Delivery) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 86.80% of the outstanding common shares of ADC. Purchaser has accepted for payment all shares of ADC common stock that were validly tendered and not withdrawn, and payment for such shares will be made in accordance with the terms of the Offer. A copy of the press release announcing the completion and results of the Offer is attached as Exhibit 99.1 and incorporated herein by reference.

On December 9, 2010, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option to purchase directly from ADC an additional number of ADC common shares that, when combined with the shares Purchaser purchased in the Offer, were sufficient to give Purchaser ownership of more than 90% of the then outstanding ADC common shares. Pursuant to the exercise of this top-up option, Purchaser purchased directly from ADC a total of 54,555,863 newly issued ADC common shares (the “Top-Up Shares”) at a price of $12.75 per share. Following the purchase of the Top-Up Shares, on December 9, 2010, Purchaser effected a short-form merger (the “Merger”) of Purchaser with and into ADC under Minnesota law, without the need for a meeting of ADC’s shareholders, with ADC surviving as an indirect wholly-owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of ADC common stock that was not tendered pursuant to the Offer (other than shares of ADC common stock in respect of which dissenters’ rights were validly exercised and any shares of ADC common stock owned by the Company, ADC or any direct or indirect wholly-owned subsidiary of ADC or the Company (including Purchaser)) was converted automatically into the right to receive the Consideration. On December 9, 2010, the Company issued a press release announcing that it had completed its acquisition of ADC, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.

The aggregate consideration in the Offer and the Merger for all of the outstanding shares of common stock of ADC is approximately $1.26 billion, not including the payment for the Top-Up Shares.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No	Description

99.1	Press Release dated December 9, 2010

99.2	Press Release dated December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

	By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: December 9, 2010